STREET BANK AND TRUST COMPANY
CUSTODY AND ACCOUNTING FEE SCHEDULE
USAA MUTUAL FUNDS TRUST
EFFECTIVE JANUARY 1, 2010

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I. DOMESTIC CUSTODY
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Maintain custody of fund assets. Settle portfolio purchases and sales. Report trade fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor corporate actions. Report portfolio positions.

The fee shown below is annualized, billed and payable monthly and based on the aggregate assets of all USAA accounts serviced by State Street.

First $20 billion	0.25 basis points
Next $20 billion	0.20 basis points
Excess	0.15 basis points

Transactions

DTC (non-ETD)	$12.00
DTC (ETD)	$5.00
Fed Book Entry (non-ETD)	$12.00
Fed Book Entry (ETD)	$5.00
PTC (non-ETD)	$20.00
PTC (ETD)	$15.00
Physical Settlements	$25.00
Maturity collections	$8.00
In Kind Transfers (DTC)	$7.00
Paydowns	$2.00
Third party foreign exchange trades	$30.00
Call Monitoring	$5.00
Fund of Fund Trades	$5.00
All other trades	$16.00
Written options	$25.00
Closed options	$15.00
Futures transactions - no security movement	$8.00
Margin payments	$6.00
Fund trades	$30.00
Affirmations	$1.00
CWP (per check)	0.65
State Street Repo	No charge
State Street FX	No charge

Confidential

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II. GLOBAL CUSTODY
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Sub-Custodian Asset Based Fees**

A fee payable monthly on a pro rata basis, based on the following percentages of month end net assets.

	BASIS POINT
COUNTRY	CHARGES	TRANSACTION FEES

Argentina	12	$50
Australia	1	$20
Austria	5	$40
Bahrain	40	$100
Bangladesh	40	$100
Belgium	1	$20
Bermuda	12	$75
Bolivia	40	$100
Botswana	40	$75
Brazil	8	$40
Bulgaria	20	$75
Canada	2.5	$20
Chile	20	$75
China	20	$100
Colombia	40	$100
Croatia	40	$75
Cyprus	40	$100
Czech Rep	8	$75
Denmark	1	$20
Ecuador	40	$75
Egypt	10	$50
Estonia	40	$40
Euroclear	2.5	$20
Finland	1	$20
France	2.5	$20
Germany	2.5	$20
Ghana	40	$75
Greece	8	$30
Hong Kong	6	$25
Hungary	12	$75
Iceland	12	$25
India	15	$100
Indonesia	8	$50
Ireland	8	$50
Israel	12	$50
Italy	2.5	$20
Ivory Coast	40	$75
Jamaica	40	$75
Japan	2.5	$20

Confidential

	BASIS POINT
COUNTRY	CHARGES	TRANSACTION FEES

Jordan	12	$100
Kenya	20	$75
Latvia	40	$50
Lebanon	40	$100
Lithuania	12	$50
Malaysia	6	$50
Mauritius	20	$75
Mexico	6	$25
Morocco	20	$75
Namibia	20	$50
Netherlands	1	$20
New Zealand	1	$20
Norway	1	$20
Oman	40	$100
Pakistan	20	$100
Peru	40	$100
Philippines	8	$50
Poland	15	$50
Portugal	8	$50
Puerto Rico	8	$50
Romania	12	$75
Russia	20	$75
S Africa	6	$20
Singapore	6	$40
Slovak Rep	20	$75
Slovenia	40	$75
South Korea	1	$20
Spain	5	$20
Sri Lanka	12	$75
Swaziland	40	$75
Sweden	3	$20
Switzerland	1	$20
Taiwan	10	$40
Thailand	6	$40
Trin & Tobago	40	$75
Tunisia	40	$40
Turkey	30	$40
UK	2.5	$20
Ukraine	40	$100
Uruguay	40	$75
Venezuela	40	$100
Viet Nam	40	$100
Zambia	40	$100
Zimbabwe	40	$100

**Excludes: Agent, depository and local auditing fees, stamp duties and registration fees

Confidential

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III. SECURITIES LENDING (PROGRAM RUN BY THIRD PARTY)
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Securities Lending Fees are detailed on Attachment A, the third party lending agent is responsible for paying fees directly to State Street

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IV. FUND ACCOUNTING
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Recordkeeping

Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate Net Asset Value daily. Provide selected general ledger reports. The fee shown below is annualized, billed and payable monthly and based on the aggregate assets of the Mutual Funds.

Non-Money Market Funds
First $15 billion	0.70 basis points
Next $15 billion	0.50 basis points
Excess	0.40 basis points
Minimum monthly charge	Waived

Money Market Funds
First $5 billion	0.40 basis points
Next $3 billion	0.30 basis points
Excess	0.15 basis points
Minimum monthly charge	Waived

Advertised Yield
For each portfolio maintain, monthly charge is based on the number of holdings as followed:

Holdings Per Portfolio	Monthly Fee
0 to 50	$250.00
50 to 100	$300.00
Over 100	$350.00

Automated pricing via Navigator (excludes Fund of Funds)
Quote Charge (based on month end positions)
Fixed Income Securities	$11.00
Domestic/Foreign Equity Securities	$6.00
Options and futures	$6.00
Loan Securities	$35.00
Manual Quotes	$6.00

Multi-managed funds
For each additional portfolio (monthly charged)	$833.33

Multi-class
Each additional class of shares (monthly charged)	$400.00

Confidential

Funds of Funds
Base portfolio fee	$800 per month*
Transaction fee (purchase/sale of shares, wires,etc)	$4 each

*Monthly fee will be phased in when new fund of funds are introduced via the following schedule:
$200 per month for the 1st 6 months (waive 75%)
$400 per month for the next 6 months (waive 50%)
$600 per month for the next 12 months (waive 25%)

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V. FAIR VALUATION SERVICES
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Operational Support and Reporting
Services include taking receipt of fair value factors from ITG Inc. and populating the State Street pricing application, applying the adjustment factors to a fund’s dual-sourced closing prices and strike/re-strike the NAV, liaise with USAA regarding fund impacts and market information to aid decision-making, data store both closing fair value prices for future back-testing and audit analysis, establish processing for special situations (i.e. specific country holidays) produce/deliver enhanced reports to USAA for due diligence analysis.
State Street Service (annual per fund)
For funds with more than 20 non-US holdings	$3,500
For funds with 6-19 non-US holdings	$1,000
For funds with 5 non-US holdings or less	$500

Out of Pocket (pass-through) Fees to ITG Corporation
Services include across to fair value adjustment coefficients for a universe of 25,000 foreign securities. Newly issued securities will be added to this database as client needs dictate. State Street, as accounting agent for the USAA funds, will be given access to the fair valuation factors each day by 4:30 EST. The market trigger, detailed on the fair value pricing authorization identifies when fair value prices should be used in the calculation of the fund’s NAV.

ITG Corporation Fair Value Data Fees (annual per fund)
For the first 10 funds in a fund complex	$10,000
For the next 10 funds in a fund complex	$6,000
For funds with less than 5% international holdings	No Charge

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VI. ENHANCED ACCOUNTING SERVICES – FUND ADMINISTRATION
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The following fees are for limited fund administration services or remote access to technology platforms. All fees quoted are expressed in annual terms unless expressly noted.

* Performance calculations on multi-managed portfolios $2,000
(Fee applies to each multi-manager portfolio)

* Specialized fund administration reporting                        $250
(Fee is per report per fund)
- NSAR Broker
- Top ten holdings
- Series Broker allocation
- Dividend received deduction
  - 45 day dividend reporting
- Government income breakdown/income by state (fee waived for this report)

Confidential

* Specialized fund administration system applications

- Fund Administration Workstation (remote access for all funds)	$75,000
Before/After tax return module	(waived)
(the waiver relates to returns module only. Use of other FA workstation functions will require additional fees)

- Wash Sale System
(On demand reporting)
	- Equity Fund (per fund)	$5,000
	- Fixed Income Fund (per fund)	$3,000

-	iTELS - tax efficient lot selection application	$2,500
(service performed by State Street) per fund

*Financial Accounting Standards Reporting (annual access for all funds)
- 157 Reporting	$800
- 161 Reporting	$1,000

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VII. STATE STREET COMPLIANCE 38
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Compliance Reporting (annual per fund)            $600
-	Copies of procedures and controls (revisions to be provided periodically)
at a summary and detail level
-Annual certification of procedures and controls by State Street
-CCO Forums/Workshops

3rd Party Audit Review	Recovered as Out of Pocket

Board Reporting (travel expenses)	Recovered as Out of Pocket

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VIII. SPECIAL SERVICES
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Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.

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IX. BALANCE CREDITS
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For the Mutual Funds only, a balance credit will be applied against the custody fees or other fees as directed by USAA (excluding out-of-pocket expenses). The credit is based on 90% of the average Fed Funds rate for the month, times the average collected balance (collected balance is positive balance).
Overdrafts due to overspending/client errors or third party agent errors will be charged at a rate of Fed Funds plus 50 basis points. Total overdraft charges will be applied to the monthly custody bills.

Confidential

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X. GLOBAL CASH MANAGEMENT – USAA SHAREHOLDER ACCOUNT SERVICES
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*Cash Manager – Cash ReportingWaived

*Metavante – Outgoing Data ExchangeWaived

*Wires$5.00

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XI. OUT-OF-POCKET EXPENSES
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A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. These expenses have been separated into 2 categories; recurring and variable.

Recurring out-of-pocket expenses
Out-of-pocket expenses related to duplicating, courier service, postage/insurance, supplies related to fund records, communication/equipment costs (telephone, lease lines, etc.), and third-party internal control review will be charged back to the funds at a fixed monthly fee.

$315.00/month per fund

Variable out-of-pocket expenses
Variable out-of-pocket expenses will be billed as they occur. These out-of-pocket expenses include, but are not limited to the following:

- Proxy Fees
- Transfer fees
- Sub-Custodian out-of-pocket charges, market fees, registration fees, stamp duties, etc.
- Customized programming/transmissions @ $175 per hour) (100 hours for free)
- Annual fee for each customized program/transmission ($3,000)--1st three are free
- Non recurring legal fees
- Wires ($5.00)

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XII. PAYMENT AND TERMS OF SCHEDULE
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All fees above will be charged against the Fund's custodian account five (5) business days after the invoice is sent to the Fund's offices. Payment does not preclude any required billing adjustments that will be made to the following month’s bill.
This fee schedule will remain in effect no less than 3 years from the execution date below.

STATE STREET	USAA MUTUAL FUNDS TRUST
By Steven S. Smirnoudis	By Roberto Galindo Jr.
Title: SVP	Title: Treasurer
Date 4/01/2010	Date 04/06/2010

Confidential

STATE STREET BANK AND TRUST COMPANY
ATTACHMENT A

THIRD PARTIES SECURITIES LENDING
FEE SCHEDULE
(PROGRAM RUN BY WACHOVIA)

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Administration Fee
For reporting of fails, cash collateral, shares on loan, past due income. Services related to income collection and corporate action support. The fee shown below is annualized, billed and payable monthly.

Prime Meridian access*	$1,080.00
*for accounts not already billed by SSC's Cash Management group

Domestic (DTC, FED)
Deliver/Receive loaned securities versus cash/securities collateral (ETD)	$7.00
Loan Administration--DTC SPO	$5.00
	Wire transfer $5.00

Non-US (sleeves used in Section V)
Deliver/Receive loaned securities versus cash/ securities collateral
	Group I	$25.00
	Group II	$40.00
	Group III	$50.00
	Group IV	$75.00
	Group V	$100.00

Other Custody Charges
Domestic Collateral Account Holdings*		.40 basis point

Collateral transactions:
	DTC, Fed Buy/Sell/Maturity	$7.00
	Wire in/out	$5.00

*Based on month end market values of collateral accounts

Transmission of Custody Positions and Activity
Programming for standard transmission. Transmission set up, integration testing and maintenance.
$175.00 per hour.

Confidential

1A